    As filed with the Securities and Exchange Commission on January 20, 1999
                                                 Registration No. 33-98364


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                     to the
                                    Form S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           Simon Property Group, L.P.
             (Exact name of registrant as specified in its charter)

                Delaware                                   35-1903854
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                  Identification Number)

                                James M. Barkley
                           Secretary, General Counsel
                           Simon Property Group, Inc.
                              National City Center
                    115 West Washington Street, Suite 15 East
                           Indianapolis, Indiana 46204
                                 (317) 636-1600
            (Name, address and telephone number of agent for service)

                                 with copies to
                             Richard L. Posen, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                -------------------------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

                -------------------------------------------------


$500,000,000 of unsecured non-convertible investment grade debt securities previously registered for sale to the public are hereby withdrawn from registration under this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 20th day of January, 1999.

                                              SIMON PROPERTY GROUP, L.P.

                                              By:  Simon Property Group, Inc.,
                                                    its General Partner



                                               By:  /s/ David Simon
                                                    ---------------------------
                                                    David Simon
                                                    Chief Executive Officer